EXHIBIT 99.b
SUBSCRIPTION AGREEMENT - Mag-Well, Inc.
1. INVESTMENT:
The undersigned subscribes for ________ Shares of Common Stock of Mag-Well, Inc., at $1.00 per share.
Total subscription price ($1.00 times number of Shares): = $________________.
Signatures: Executed this ______ day of _____________________, 1999 at		___________________,	__________________.
		City	State
X__________________________________________		X__________________________________________
Signature (investor or authorized signature)		Signature (investor or authorized signature)
2. INVESTOR INFORMATION:
______________________________________________________________________________________________________________
Name (type or print)	Social Sec. No.	Address
______________________________________________________________________________________________________________
Name (type or print)	Social Sec. No.	Address
Mailing Address (if different from above):	__________________________	_______________	_______	_____
	Street	City	State	Zip
Business Phone: ( ) _______________ Home Phone: ( ) _______________
3. TYPE OF OWNERSHIP: (You must check one box)
1. [ ] Individual	6. [ ] Joint Tenants with rights of Survivorship
2. [ ] Tenants in Common	7. [ ] Custodian for ________________________________________________
3. [ ] Community Property	8. [ ] Uniform Gifts to Minors Act of the State of ______________________
4. [ ] Partnership	9. [ ] Corporation
5. [ ] Trust	10. [ ] Other (explain)______________________________________________
4. RECEIPT OF DISCLOSURE DOCUMENT:

By executing this subscription agreement, the undersigned acknowledges receipt of a current Disclosure Document, as supplemented to the date of this Subscription Agreement, in which the terms and conditions of the offering of Common Stock and the risks associated therewith are described.

5. TERMINATION OF THE OFFERING:

The undersigned understands that the Company may terminate the offering at any time and for any reason. If the offering is so terminated, and the Company, and/or the Escrow Agent, is holding subscriptions that have not been accepted by an authorized representative of the Company, together with the un-accepted subscription agreements, then in that event the subscriptions so held shall be returned with any interest earned thereon.

6. REPRESENTATION AND WARRANTS:
By executing this subscription agreement, the undersigned represents and warrants to the Company that:

  Subscriber is buying the Common Stock for Subscriber's own account or is buying for the account or benefit of a member or members of Subscriber's immediate family or in a fiduciary capacity for the account of another person or entity and is not purchasing as an agent for another. Furthermore, if Subscriber is purchasing for the account of another person or entity, Subscriber has full authority to execute this Subscription Agreement in such capacity and on behalf of such person or entity.

Subscriber is 18 years of age or over (You must check box) [ ] Yes [ ] No
Subscriber has received, read, and understands the Prospectus dated: September 1, 1999
Subscriber can afford the entire loss of the purchase price hereto should there be such a loss.
7. ACCEPTANCE OF SUBSCRIPTION:

The undersigned hereby confirms Subscriber's understanding that the Company has the full right to accept or reject this subscription, providing that the Company must accept or reject the subscription within thirty (30) days after it is received by the Company. In case of rejection of a subscription, contributions of such persons will promptly be returned to such persons without interest thereon.

Please make a copy of your completed Subscription Agreement for yourself after signing. X______________________________________________ Subscriber's Signature
Dated this ______ day of ____________________, 1999.
MAKE CHECK PAYABLE TO:
Chase Bank of Texas
c/o Escrow Agent: Mag-Well, Inc.
SEND SUBSCRIPTION AGREEMENT AND CHECK TO:
Chase Bank of Texas
c/o Escrow Agent - Mag-Well, Inc.
600 Travis Street, Suite #1150
Houston, TX 77002

Accepted for the Company this day of __ , 1999. By: Title: